UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.        )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HURON CONSULTING GROUP INC.
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Hope Katz
Important message for Huron employees who are stockholders

To:	Huron Employees
From:	Hope Katz
Date:	April 29, 2026

If you own shares of Huron common stock as of March 9, 2026, you should have received proxy materials by now for the 2026 Annual Meeting of Stockholders to be held on May 8, 2026, at 11 a.m. CT.

1.If you have received proxy materials and you have NOT voted yet, we encourage you to vote your shares.

2.You should have received your proxy materials from your bank or broker, including Fidelity, via email or the Notice of Annual Meeting card via U.S. Mail. For example, the email from Fidelity is entitled “Vote now! Huron Consulting Group Inc. Annual Meeting.” You can vote your shares at www.proxyvote.com with your 16-digit control number, which was provided via email or reflected on your proxy card. If you cannot find your control number, you can obtain it from your bank or broker. For shares held at Fidelity, employees may call 800-544-9354 and a Fidelity Stock Plan Services representative will assist you.

The proxy statement proposals on which you are requested to vote can be reviewed online at www.proxyvote.com.

Your vote matters. Regardless of the number of shares you own, it is important that they be represented at the annual stockholders meeting. Please vote your shares now so that your vote can be counted.

Thank you for your participation, and please let me know if you have any questions.

Hope Katz
General Counsel and Corporate Secretary
hkatz@hcg.com